Exhibit 99.1

LifeMD Reports Second Quarter 2026 Results

●	Second quarter 2026 revenue of $47.3 million, within the Company’s guidance range of $47 million to $50 million; adjusted EBITDA loss of approximately $3.5 million, improving approximately 21% sequentially.

●	Approximately 95% of all new weight management patients now begin treatment with branded GLP-1 therapies; with the guidance provided today, the Company believes it is effectively at the end of its transition away from compounded GLP-1 medications.

●	Gross margin expanded approximately 280 basis points versus the second quarter of 2025 to approximately 89%, reflecting lower shipping and fulfillment costs and the continued scaling of the Company’s in-house pharmacy.

●	Weight Management Program subscribers grew to approximately 108,000 at quarter end; total active subscribers increased 20% year-over-year to approximately 356,000.

●	Women’s Health operating trends continues to improve, with lower customer acquisition costs and a broad set of new pharmacy products launching in the second half.

●	Launched an exclusive telehealth co-marketing collaboration with Halozyme’s wholly-owned subsidiary, Antares Pharma, Inc., for XYOSTED®, the only FDA-approved, once-weekly subcutaneous testosterone auto-injector — with additional strategic partnerships and enterprise relationships advancing toward execution in the second half of 2026.

●	Exited the quarter with $25.1 million of cash, no debt, and $30 million of additional liquidity under its revolving credit facility.

●	Expecting a return to positive adjusted EBITDA in the second half of 2026 and an expected fourth quarter exit revenue run rate of approximately $250 million and approximately $22 million of annualized adjusted EBITDA

●	Revising full year 2026 guidance to revenue of $205.5 million to $212.5 million and adjusted EBITDA of negative $6.0 million to breakeven, including $2 million to $3 million of net launch costs for XYOSTED® in 2026.

Conference call begins at 4:30 p.m. Eastern time today

NEW YORK, August 5, 2026 (GLOBE NEWSWIRE) — LifeMD, Inc. (Nasdaq: LFMD), a leading provider of virtual primary care and pharmacy services, today reported financial results for the second quarter ended June 30, 2026.

Management Commentary

“Revenue of $47.3 million came in within our guidance range, and while adjusted EBITDA finished below the range we guided to, it improved approximately 21% sequentially. Most importantly, we understand the drivers of the result and have already taken steps to improve performance in the second half. At the same time, the quarter included meaningful progress in reshaping the business around longer-duration members, branded therapies, pharmacy, insurance, and new partnerships. The near-term impact on profitability was greater than we anticipated, but the decisions we made during the quarter are already driving a substantial shift towards what we believe will be higher LTV subscribers,” said Justin Schreiber, Chairman and CEO of LifeMD.

“Our model remains simple: Quality Care. Quality Products. Quality Revenue. We are building around longer patient relationships and a more diversified acquisition model, with increasing contributions over time from pharmaceutical manufacturers, employers, insurers, Medicare, referrals, and cross-care within our existing patient base. Following the pricing change in weight management, the share of new patients selecting multi-month packages increased from approximately 25% year to date before the change to approximately 85% after it. We believe these longer-duration relationships can support better outcomes, stronger retention, higher lifetime value, and more predictable revenue over time.

“This transition to branded GLP-1 medications has weighed on near-term profitability, but it has produced a fundamentally stronger company that is more diversified. We are also encouraged by the progress we are seeing in Women’s Health, the launch of XYOSTED® with Halozyme, the continued expansion of our pharmacy, and the development of our pharmaceutical, enterprise, insurance, and Medicare channels. We expect to return to positive adjusted EBITDA in the second half and to exit 2026 at an annualized revenue run rate of approximately $250 million with approximately $22 million of annualized adjusted EBITDA. LifeMD has never been better positioned, and the second half of this year will begin to demonstrate what our expanding platform is capable of,” concluded Mr. Schreiber.

“The second quarter reflected the planned step-down in marketing investment we described on our last call, with selling and marketing expense declining $1.8 million sequentially and other general and administrative expenses declining by approximately $2.2 million,” said Atul Kavthekar, Chief Financial Officer of LifeMD. “Revenue aligned with our expectations in the quarter, and gross margin expanded to approximately 89%, driven by lower shipping and fulfillment costs, improved provider efficiency, and the continued scaling of our in-house pharmacy. Our recurring rebill base now represents approximately 84% of revenue and is the profit engine that funds our growth. We exited the quarter with $25.1 million in cash and no debt, and we amended our revolving credit facility, further strengthening our financial flexibility. As more patients choose longer-duration subscription plans and marketing spend declines in the second half, we expect cash to build through year-end.”

Second Quarter 2026 Financial Highlights

All comparisons are with the second quarter of 2025 on a continuing operations basis (excluding WorkSimpli, which was divested on November 4, 2025, and is reported as discontinued operations for all periods presented). Non-GAAP financial measures referenced below are defined and reconciled to the most directly comparable GAAP measures at the end of this press release.

●	Total revenue was $47.3 million compared with $49.0 million in the prior-year period, reflecting the continued shift from compounded to branded GLP-1 therapies and lower upfront revenue associated with the Company’s pricing and mix decisions.

●	Approximately 84% of revenue was derived from recurring subscriptions.

●	The number of active subscribers increased 20% to approximately 356,000 at quarter end.

●	At quarter end, the number of Weight Management Program subscribers was approximately 108,000, up from just under 100,000 at the end of the first quarter of 2026.

●	Gross profit was $42.0 million, essentially flat with the prior-year period despite lower revenue; gross margin expanded to approximately 89%, compared to 86% in the prior-year period, primarily due to lower shipping and fulfillment costs and the continued scaling of the Company’s affiliated pharmacy.

●	Selling and marketing expenses increased 27% year-over-year to $28.0 million, but declined $1.8 million from the first quarter of 2026, consistent with the planned sequential step-down in patient acquisition spend.

●	General and administrative expenses declined 5% to $13.6 million, led by lower employee expenses and legal and professional services fees.

●	GAAP net loss from continuing operations attributable to common stockholders was $7.9 million, or $0.16 per share, compared with a GAAP net loss from continuing operations attributable to common stockholders of $3.8 million, or $0.09 per share, in the prior-year period.

●	Adjusted EBITDA loss was approximately $3.5 million, compared with adjusted EBITDA of approximately $3.9 million in the prior-year period, reflecting elevated customer acquisition costs earlier in the quarter and lower upfront cash collection associated with the Company’s $39 introductory offer; monthly performance improved as the quarter progressed.

●	Cash totaled $25.1 million as of June 30, 2026, and the Company had no debt at quarter end, with an undrawn $30 million revolving credit facility.

Second Quarter Key Performance Metrics

($ in 000s)	Three Months Ended June 30,		Y-o-Y
Key Performance Metrics	2026	2025	% Growth

Revenue	$47,281	$49,019	-4%

Gross Profit	$41,997	$42,180	0%

Gross Margin %	89%	86%	+280bpts

Adjusted EBITDA	$(3,530)	$3,886	-191%

Active Subscribers	355,671	296,946	20%

Positioned for a Strong Second Half

LifeMD enters the second half with improving acquisition trends, a growing recurring patient base, and a broader set of growth channels taking shape. Priorities for the remainder of 2026 include scaling longer-duration weight management memberships, expanding Women’s Health and the XYOSTED® collaboration, increasing pharmacy attachment, and advancing pharmaceutical, insurance, Medicare, employer, and enterprise relationships. Together, these initiatives should reduce reliance on paid media, deepen patient relationships, and support improving operating leverage and financial performance through year-end.

Financial Guidance

For the third quarter of 2026, the Company expects:

●	Revenue in the range of $48 million to $51 million.

●	Adjusted EBITDA in the range of negative $1 million to positive $2 million, returning to positive adjusted EBITDA as cost savings take hold and the Company’s recurring rebill base continues to build.

For the full year 2026, the Company expects (revised from previous guidance):

●	Revenue in the range of $205.5 million to $212.5 million, compared with previous guidance of $220 million to $230 million.

●	Adjusted EBITDA in the range of negative $6.0 million to breakeven, compared with previous guidance of $12 million to $17 million.

●	The Company’s fourth quarter 2026 guidance of $60 million to $64 million of revenue and $3 million to $6 million of adjusted EBITDA implies an annualized exit run rate of approximately $250 million of revenue and before estimated XYOSTED® launch costs, approximately $22 million of continuing adjusted EBITDA.

Conference Call

LifeMD’s management will host a conference call today at 4:30 p.m. Eastern time to discuss the Company’s financial results and outlook, and answer questions. Details for the call are as follows:

Toll-free dial-in number:	(800) 715-9871
International dial-in number:	+1 (646) 307-1963
Conference ID:	3616168 (“LifeMD, Inc. Second Quarter 2026 Results”)

A live and archived webcast will be available in the Investors section of the Company’s website at ir.lifemd.com.

About LifeMD, Inc.

LifeMD® is a leading virtual care company making high-quality healthcare more accessible, convenient, and affordable. Through its vertically integrated platform, LifeMD connects patients with a 50-state affiliated medical group, laboratory services, a state-of-the-art in-house pharmacy, and a U.S.-based patient care center. Together, these capabilities support care across more than 200 conditions, including primary care, men’s and women’s health, weight management, and hormone therapy. For more information, please visit LifeMD.com.

Cautionary Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended; Section 21E of the Securities Exchange Act of 1934, as amended; and the safe harbor provision of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this news release may be identified by the use of words such as: “believe,” “expect,” “anticipate,” “project,” “should,” “plan,” “will,” “may,” “intend,” “estimate,” “predict,” “continue,” and “potential,” or, in each case, their negative or other variations or comparable terminology referencing future periods. Examples of forward-looking statements include, but are not limited to, statements regarding our financial outlook and guidance, short and long-term business performance and operations, future revenues and earnings, regulatory developments, legal events or outcomes, ability to comply with complex and evolving regulations, market conditions and trends, new or expanded products and offerings, growth strategies, underlying assumptions, and the effects of any of the foregoing on our future results of operations or financial condition.

Forward-looking statements are not historical facts and are not assurances of future performance. Rather, these statements are based on our current expectations, beliefs, and assumptions regarding future plans and strategies, projections, anticipated and unanticipated events and trends, the economy, and other future conditions, including the impact of any of the aforementioned on our future business. As forward-looking statements relate to the future, they are subject to inherent risk, uncertainties, and changes in circumstances and assumptions that are difficult to predict, including some of which are out of our control. Consequently, our actual results, performance, and financial condition may differ materially from those indicated in the forward-looking statements. These risks and uncertainties include, but are not limited to, “Risk Factors” identified in our filings with the Securities and Exchange Commission, including, but not limited to, our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and any amendments thereto. Even if our actual results, performance, or financial condition are consistent with forward-looking statements contained in such filings, they may not be indicative of our actual results, performance, or financial condition in subsequent periods.

Any forward-looking statement made in the news release is based on information currently available to us as of the date on which this release is made. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required under applicable law or regulation.

Investor Contact

ir@lifemd.com

Media Contact

press@lifemd.com

Tables to Follow

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LIFEMD, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS

Current Assets
Cash	$25,141,615	$36,786,318
Accounts receivable	11,256,158	9,305,277
Product deposit	243,759	320,217
Inventory, net	2,956,144	2,773,576
Other current assets	2,486,803	2,646,077
Total Current Assets	42,084,479	51,831,465

Non-current Assets
Equipment, net	2,035,475	2,444,717
Right of use assets, net	4,839,958	5,267,857
Capitalized software, net	10,734,486	10,604,946
Intangible assets, net	198,500	262,334
Total Non-current Assets	17,808,419	18,579,854

Total Assets	$59,892,898	$70,411,319

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$18,156,912	$14,149,154
Accrued expenses	16,961,186	15,974,016
Current operating lease liabilities	699,511	642,422
Deferred revenue	10,791,221	10,807,773
Total Current Liabilities	46,608,830	41,573,365

Long-term Liabilities
Noncurrent operating lease liabilities	5,317,613	5,681,374
Total Liabilities	51,926,443	47,254,739

Commitments and Contingencies
Stockholders’ Equity
Series A Preferred Stock, $0.0001 par value; 1,610,000 shares authorized, 1,400,000 shares issued and outstanding as of June 30, 2026 and December 31, 2025	140	140
Common Stock, $0.01 par value; 100,000,000 shares authorized, 47,923,532 and 46,760,016 shares issued, 47,820,492 and 46,656,976 outstanding as of June 30, 2026 and December 31, 2025, respectively	479,235	467,600
Additional paid-in capital	253,763,518	251,455,616
Accumulated deficit	(246,112,737)	(228,603,075)
Treasury stock, 103,040 shares, at cost, as of June 30, 2026 and December 31, 2025	(163,701)	(163,701)
Total Stockholders’ Equity	7,966,455	23,156,580
Total Liabilities and Stockholders’ Equity	$59,892,898	$70,411,319

LIFEMD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Telehealth revenue, net	$47,281,085	$49,018,882	$97,444,041	$99,906,781
Cost of telehealth revenue	5,284,323	6,838,703	11,209,822	14,975,164
Gross profit	41,996,762	42,180,179	86,234,219	84,931,617

Expenses
Selling and marketing expenses	28,035,947	22,151,114	57,910,807	44,424,036
General and administrative expenses	13,645,809	14,439,140	28,822,164	28,779,294
Other operating expenses	3,040,187	2,883,015	6,220,133	5,272,551
Customer service expenses	2,612,986	3,230,735	5,752,291	6,302,229
Development costs	1,791,434	1,823,061	3,587,497	3,682,110
Total expenses	49,126,363	44,527,065	102,292,892	88,460,220

Operating loss from continuing operations	(7,129,601)	(2,346,886)	(16,058,673)	(3,528,603)

Interest income (expense), net	45,660	(660,787)	102,136	(1,124,425)
Loss from continuing operations before income taxes	(7,083,941)	(3,007,673)	(15,956,537)	(4,653,028)

Income tax provision	-	-	-	-
Net loss from continuing operations	(7,083,941)	(3,007,673)	(15,956,537)	(4,653,028)

Net income from discontinued operations	-	1,893,084	-	3,886,506
Net loss	(7,083,941)	(1,114,589)	(15,956,537)	(766,522)

Net income attributable to noncontrolling interests of discontinued operations	-	505,075	-	1,036,920

Net loss attributable to LifeMD, Inc.	(7,083,941)	(1,619,664)	(15,956,537)	(1,803,442)

Preferred stock dividends	(776,562)	(776,562)	(1,553,125)	(1,553,125)

Net loss attributable to LifeMD, Inc. common stockholders	$(7,860,503)	$(2,396,226)	$(17,509,662)	$(3,356,567)

Basic (loss) earnings per share attributable to LifeMD, Inc. common stockholders
Continuing operations	$(0.16)	$(0.09)	$(0.37)	$(0.14)
Discontinued operations	-	0.03	-	0.07
Basic loss per share	$(0.16)	$(0.05)	$(0.37)	$(0.08)

Diluted (loss) earnings per share attributable to LifeMD, Inc. common stockholders
Continuing operations	$(0.16)	$(0.09)	$(0.37)	$(0.14)
Discontinued operations	-	0.03	-	0.07
Diluted loss per share	$(0.16)	$(0.05)	$(0.37)	$(0.08)

Weighted average number of common shares outstanding:
Basic	47,788,194	44,401,531	47,563,376	43,772,151
Diluted	47,788,194	44,401,531	47,563,376	43,772,151

LIFEMD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,083,941)	$(1,114,589)	$(15,956,537)	$(766,522)
Less: Net income from discontinued operations	-	1,893,084	-	3,886,506
Net loss from continuing operations	(7,083,941)	(3,007,673)	(15,956,537)	(4,653,028)
Adjustments to reconcile net loss from continuing operations to net cash (used in) provided by operating activities:
Amortization of debt discount	-	100,444	-	200,888
Amortization of capitalized software	1,713,679	1,586,322	3,388,532	3,115,702
Amortization of intangibles	31,917	23,500	63,834	30,167
Depreciation of fixed assets	292,787	175,523	582,245	330,884
Noncash operating lease expense	215,132	255,824	427,899	525,712
Stock compensation expense	790,112	2,094,614	2,239,017	4,643,142

Changes in Assets and Liabilities
Accounts receivable	(1,401,041)	1,973,894	(1,950,881)	1,513,946
Product deposit	87,766	(59,160)	76,458	(210,237)
Inventory	220,992	(283,658)	(182,568)	(453,997)
Other current assets	1,368,328	522,068	159,274	824,289
Operating lease liabilities	(155,773)	(68,507)	(306,672)	(148,306)
Deferred revenue	(1,225,619)	(2,783,497)	(16,552)	(2,586,163)
Accounts payable	(3,496,210)	8,573,302	4,007,758	8,487,929
Accrued expenses	1,716,223	(3,001,387)	987,170	(5,260,493)
Net cash (used in) provided by operating activities of continuing operations	(6,925,648)	6,101,609	(6,481,023)	6,360,435
Net cash provided by operating activities of discontinued operations	-	2,537,838	-	5,347,399
Net cash (used in) provided by operating activities	(6,925,648)	8,639,447	(6,481,023)	11,707,834

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for capitalized software costs	(1,566,487)	(2,060,313)	(3,518,072)	(3,947,128)
Purchase of equipment	(67,825)	(776,670)	(173,003)	(894,215)
Net cash used in investing activities of continuing operations	(1,634,312)	(2,836,983)	(3,691,075)	(4,841,343)
Net cash used in investing activities of discontinued operations	-	(862,600)	-	(1,725,578)
Net cash used in investing activities	(1,634,312)	(3,699,583)	(3,691,075)	(6,566,921)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of debt instruments	-	(2,052,288)	-	(2,052,288)
Preferred stock dividends	(776,562)	(776,562)	(1,553,125)	(1,553,125)
Cash proceeds from exercise of options	-	-	80,520	-
Net cash used in financing activities of continuing operations	(776,562)	(2,828,850)	(1,472,605)	(3,605,413)
Net cash used in financing activities of discontinued operations	-	(276,119)	-	(312,119)
Net cash used in financing activities	(776,562)	(3,104,969)	(1,472,605)	(3,917,532)

Net (decrease) increase in cash	(9,336,522)	1,834,895	(11,644,703)	1,223,381
Cash at beginning of period	34,478,137	34,393,410	36,786,318	35,004,924
Cash at end of year	25,141,615	36,228,305	25,141,615	36,228,305
Less: Cash of discontinued operations at end of year	-	3,216,945	-	3,216,945
Cash of continuing operations at end of year	$25,141,615	$33,011,360	$25,141,615	$33,011,360

Cash paid for interest and taxes
Cash paid during the period for interest	$-	$625,818	$-	$1,219,568
Cash paid during the period for taxes	$361,230	$445,158	$361,230	$467,854

Non-cash investing and financing activities
Cashless exercise of options	$-	$501	$-	$1,062
Cashless exercise of warrants	$-	$3,901	$-	$3,901
Stock issued for debt conversion	$-	$1,000,000	$-	$1,000,000
Stock issued for asset acquisition	$-	$303,000	$-	$303,000

About the Use of Non-GAAP Financial Measures

To supplement our financial information presented in accordance with GAAP, we use adjusted EBITDA as a non-GAAP financial measure to clarify and enhance an understanding of past performance. We believe that the presentation of this financial measure enhances an investor’s understanding of our financial performance. We further believe that this financial measure is a useful financial metric to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors.

Adjusted EBITDA is defined as net loss attributable to LifeMD, Inc. common stockholders before interest, taxes, depreciation, amortization, extraordinary litigation costs, severance and restructuring costs, acquisition expenses, insurance acceptance readiness expenses, preferred stock dividends, stock-based compensation expense, net income from discontinued operations and net income attributable to noncontrolling interests of discontinued operations. We have provided below a reconciliation of adjusted EBITDA to net loss attributable to LifeMD, Inc. common stockholders, its most directly comparable GAAP financial measure.

We believe the above financial measure is commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss per share, operating loss or any other performance measures derived in accordance with GAAP as measures of performance.

Reconciliation of Net Loss Attributable to LifeMD, Inc. Common Stockholders to Adjusted EBITDA

(in whole numbers, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss attributable to LifeMD, Inc. common stockholders	$(7,860,503)	$(2,396,226)	$(17,509,662)	$(3,356,567)

Interest (income) expense (excluding amortization of debt discount)	(45,660)	560,343	(102,136)	923,537
Depreciation and amortization expense	2,038,383	1,785,345	4,034,611	3,476,753
Amortization of debt discount	-	100,444	-	200,888
Litigation costs (a)	386,366	486,462	1,047,941	739,659
Severance and restructuring costs	385,109	25,535	748,994	102,417
Acquisitions expenses	-	1,806,277	-	2,014,777
Insurance acceptance readiness	-	34,780	-	175,140
Preferred stock dividends	776,562	776,562	1,553,125	1,553,125
Stock compensation expense	790,112	2,094,614	2,239,017	4,643,142
Net income from discontinued operations	-	(1,893,084)	-	(3,886,506)
Net income attributable to noncontrolling interests of discontinued operations	-	505,075	-	1,036,920

Adjusted EBITDA	$(3,529,631)	$3,886,127	$(7,988,110)	$7,623,285

(a) For the three and six months ended June 30, 2026, the Company included costs related to: (1) a class action complaint captioned Johnston v. LifeMD, Inc., et al., against the Company and certain executive officers alleging: (i) violations of Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder by all defendants for making false and misleading statements; and (ii) violations of Section 20(a) of the Securities Exchange Act of 1934, as amended, by the individual officer defendants for violating their duty to disseminate accurate and truthful information, and (2) a heavily negotiated executive separation agreement. For the three and six months ended June 30, 2025, the Company included costs related to a class action complaint alleging, inter alia, unauthorized disclosure of certain information of class members to third parties (the Marden v. LifeMD, Inc. case), and a heavily negotiated executive separation agreement.